UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Waddell & Reed Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The following Frequently Asked Questions (FAQs) were posted on Waddell & Reed Financial, Inc.’s internal website on February 5, 2021:

WADDELL & REED FINANCIAL, INC. & MACQUARIE MANAGEMENT HOLDINGS, INC.

MERGER TRANSACTION

FREQUENTLY ASKED QUESTIONS

FEBRUARY 5, 2021

On December 2, 2020, Waddell & Reed Financial, Inc. announced a merger with the investment management firm Macquarie Management Holdings, Inc.  under which Macquarie will acquire Waddell & Reed Financial, Inc. On completion of the transaction, Macquarie has agreed to sell Waddell & Reed Financial, Inc.’s wealth management platform to LPL Financial Holdings Inc. The merger will not be finalized until certain steps like regulatory and stockholder approvals are obtained and the transaction closes.

We, along with Macquarie and LPL, understand the importance of timely communications to our employees. Collectively, we are committed to transparency and will continue to communicate with you regularly through the transition process.

In addition to the Frequently Asked Questions posted for employees on December 2, 2020, please review this document to view answers to common questions we have received from our employees related to the transaction.  Please submit any additional questions to the Company email address that has been published on the Company intranet site.  As we progress through this process, answers and updates to key themes will be addressed in follow up employee communications.

1.              Is there an update regarding when the merger transaction is expected to close?

We have made significant progress and anticipate the transaction will close by the end of April.

2.              When will I find out how my employment will be impacted by the merger transaction?

Macquarie and LPL have been and will continue to engage with Waddell & Reed (“Company”) employees regarding the impact of the merger transaction on their respective roles. We anticipate that employees will be notified by the end of February and that the most common scenarios will include:

•                  Some roles will be eliminated, and employment will end in connection with the closing of the merger transaction.

•                  Some roles will continue with either Macquarie or LPL after the closing date for a period of time to assist with integration of the companies.

•                  Some employees will be offered a regular, ongoing position with either Macquarie or LPL post close.

In some cases, as business needs evolve, employees may be notified that their status will change.  For instance, if a long-term role becomes available, an employee may be slotted into it.

3.              If I continue in my role following the closing date of the merger transaction, under which company’s policies and benefits will I be covered?

If you remain employed by a Macquarie subsidiary (e.g., Ivy Investment Management Company, Ivy Distributors, Inc., Waddell & Reed Services Company, or W & R Corporate LLC) after the closing of the merger transaction, you will continue to be subject to your current policies and benefits until the end of 2021 or your last day of employment (whichever is earlier).  There may be some exceptions and if this applies to you, then you will be notified as soon as possible.

If you remain employed by a LPL subsidiary (e.g., Waddell & Reed, Inc.) after the closing of the merger transaction, you will be subject to LPL’s benefits and policies beginning on the day following the closing of the merger transaction.  LPL is currently reviewing Waddell & Reed policies to ensure a smooth transition.

4.              Do I become eligible for benefits under the Waddell & Reed Financial, Inc. Change of Control Severance Plan (the “Change of Control Severance Plan”) upon the closing of the merger transaction?

The closing of the merger transaction itself does not trigger the payment of severance benefits under the Change of Control Severance Plan. Instead, severance benefits are generally available to eligible employees under the Change of Control Severance Plan if they remain actively employed through the separation date identified by Macquarie or LPL, their employment is involuntarily terminated without cause, and they execute and do not revoke the separation and legal release agreement that will be provided to them at that time.

5.              What happens to my severance benefits if my role continues beyond 12 months following the closing date of the merger transaction?

As has been previously communicated, Macquarie and LPL have agreed to offer severance to employees whose employment terminates in connection with or following the merger and sale pursuant to the Change of Control Severance Plan, which will be amended accordingly.  As transitional roles may continue beyond 12 months following the close of the merger transaction, the period of time that Change of Control Severance Plan benefits will be available to eligible employees will be extended. As a result, the Change of Control Severance Plan will remain in effect until the later of the respective company’s completion of its integration or 12 months following the closing date. For Macquarie, it is anticipated that the integration will be completed within 12-20 months following the close. For LPL, it is anticipated that the integration will be completed within 12 months of close.

6.              Could my role be extended beyond the initial time indicated?

Yes.  The time period may be extended based upon business necessity.  Macquarie and LPL will make every effort to meet the timelines initially communicated to employees.  Any extension will be communicated with as much advance notice as possible.

7.              If my position will continue for a period of time following the closing of the merger transaction but I do not wish to stay, will I be eligible for severance?

To be eligible to receive severance benefits under the Change of Control Severance Plan, an employee must be involuntarily terminated without cause under the terms of the Change of Control Severance Plan. If a position continues after the closing date, but an employee chooses not to remain in the role, their departure is voluntary and the employee will not be eligible for severance benefits under the Change of Control Severance Plan.

8.              If I am offered a regular, ongoing position with either Macquarie or LPL at, or after, closing of the merger transaction and I decline the offer, will I be eligible for severance benefits?

Employees who are offered and decline an ongoing role with Macquarie or LPL after the closing are not eligible to receive severance benefits under the terms of the Change of Control Severance Plan.

9.              Will Macquarie or LPL be offering retention incentives to those in roles that are needed for a time period post close?

Employees who continue employment post close will receive the benefit of ongoing pay, benefits, and applicable incentive opportunities, in addition to the opportunity to receive severance benefits if eligible under the terms of the Change of Control Severance Plan. If there are any additional retention incentives offered, Macquarie and LPL will communicate those directly to eligible employees.

10.       May I apply for current openings at Macquarie and/or LPL?

Subject to their ongoing transition responsibilities in their current roles, and upon discussion with their current manager, employees are able to apply for current openings posted on the Macquarie or LPL careers website. If ultimately selected for the role, the employee’s new role would start at, or after, the closing date of the merger transaction and the employee will not be eligible for severance under the terms of the Change of Control Severance Plan. For individuals in Shared Services, the selection process will be coordinated between Macquarie and LPL.

11.       If I apply for a Macquarie or LPL position prior to the closing date of the transaction and am selected for the position, will I still receive my retention bonus?

Yes, employees who have received a retention bonus Award Letter from the Company in conjunction with the pending merger transaction will be eligible to receive the retention award even if selected for a position, but only if they remain continuously employed in their current role in good standing until the closing date of the transaction, as outlined in the retention Award Letter.

12.       How will the various transition related payments to me be taxed?

The following types of payments are subject to federal supplemental withholding rates:  retention bonus awards, lump-sum severance payments, and prorated short-term and long-term cash incentive payments under the Change of Control Severance Plan. State and local withholding rates vary. Consult your personal tax advisor for additional information.

13.       Can I defer a portion of retention and severance payments into my 401(k) account?

The Waddell & Reed Financial, Inc. 401(k) Plan (the “401(k) Plan”) permits deferrals on eligible compensation paid while a participating employee is actively employed with the Company.

Payments made under the Change of Control Severance Plan (e.g., lump-sum severance pay and prorated incentives) are not eligible compensation under the 401(k) Plan.

However, any Waddell & Reed retention bonus award payable to you is eligible for deferral under the 401(k) Plan whether you continue employment with Macquarie or LPL or your employment terminates at close. Your deferral election in effect under the 401(k) Plan at the time of payment will apply to the retention bonus award.

14.       When can we expect to know more about return-to-office plans following the closing of the merger transaction?  Will Home Office employees have the option to continue working from home?

We have made the decision to remain in our work from home environment until the close of the transaction. We will keep you updated on our return to office efforts post close. All parties share the commitment to managing the business in a way that ensures employee safety and well-being are a top priority.

Information referenced herein regarding benefits available to eligible employees under the Company benefit plans is provided for convenience. To the extent there are any discrepancies between the Frequently Asked Questions and the terms of any Company benefit plan or any separate agreement related to transition benefits, the terms of the Company benefit plan and/or the separate agreement shall control.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding the Company’s business and industry in general. These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature. Readers are cautioned that any forward-looking information provided by Waddell& Reed Financial, Inc. (the “Company”) or on its behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to the impact of the COVID-19 pandemic and related economic conditions, as well as the factors discussed below. If one or more events related to these or other risks, contingencies or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.

Important transaction-related and other risk factors that may cause such differences include, without limitation: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (ii) the transaction closing conditions may not be satisfied in a timely manner or at all, including due to the failure to obtain the Company’s stockholder approval and regulatory and client approvals or as a result of a decrease in assets under administration or assets under management; (iii) the announcement and pendency of the merger may disrupt the Company’s business operations (including the threatened or actual loss of employees, clients, independent financial advisors associated with Waddell & Reed or vendors); and (iv) the Company could experience financial or other setbacks if the transaction encounters unanticipated problems.

Other important factors that could cause actual results to differ materially from the Company’s expectations are disclosed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which include, without limitation: (i) the loss of existing distribution relationships or inability to access new distribution relationships; (ii) a reduction in assets under administration or assets under management on short notice; (iii) the adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body; (iv) changes in the Company’s business model, operations and procedures, including the Company’s methods of distributing its proprietary products, as a result of evolving fiduciary standards; (v) the introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of the Company’s financial advisors at the federal or state level for employment tax or other employee benefit purposes; (vi) a decline in the securities markets or in the relative investment performance of the Company’s Funds and other investment portfolios and products as compared to competing funds; (vii) the Company’s inability to reduce expenses rapidly enough to align with declines in its revenues due to various factors, including fee pressure, the level of the Company’s assets under management or its business environment; (viii)non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies; (ix) the Company’s inability to attract and retain senior executive management and other key personnel to conduct its wealth management and investment management business; (x) a failure in, or breach of, the Company’s operational or security systems or its technology infrastructure, or those of third parties on which the Company relies; and (xi) the Company’s inability to implement new information technology and systems, or its inability to complete such implementation in a timely or cost effective manner.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings the Company makes with the U.S. Securities and Exchange Commission (“SEC”), including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and as updated in its quarterly reports on Form 10-Q for the year ending December 31, 2020. Any forward-looking statement made in this communication speaks only as of the date on which it is made. Factors or events that could cause actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of the Company by Macquarie Management Holdings, Inc. In connection with the proposed merger, the Company has filed with the SEC a preliminary proxy statement, and the Company will file with the SEC and furnish to its stockholders a definitive proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Stockholders are urged to read the definitive proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the definitive proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, the definitive proxy statement and the Company’s annual reports on Form 10-K, quarterly reports on Form10-Q, current reports on Form8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through the Company’s website at ir.waddell.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the definitive proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with the Company’s 2020 Annual Meeting of Stockholders, filed with the SEC on March 6, 2020.